EXHIBIT 99.5(a)

Application Form for Individual Flexible Premium
Variable Accumulation Annuity Contract

PACIFIC INNOVATIONS APPLICATION                            [LOGO] PACIFIC MUTUAL

PACIFIC MUTUAL LIFE INSURANCE COMPANY, PO BOX 100060, PASADENA, CA 91189-0060 EXPRESS MAIL ADDRESS: PACIFIC MUTUAL, C/O FCNPC, 1111 SOUTH ARROYO PARKWAY,
1ST FLOOR, PASADENA, CA 91105.
--------------------------------------------------------------------------------
1a ANNUITANT (See instructions for      1b ANNUITANT (Optional, check one.)
   retirement plans.)                      [ ] Joint   [ ] Contingent
                                           (Not applicable for qualified plans.)

______________  ____  _______________   ______________  ____  _______________
First Name     Middle       Last        First Name     Middle       Last
_____________________________________   _____________________________________
Street Address                          Street Address
___________________  _____  _________   ___________________  _____  _________
City                 State     Zip      City                 State     Zip

SSN/TIN __ __ __ __ __ __ __ __ __      SSN/TIN __ __ __ __ __ __ __ __ __

Sex:  [ ] M   [ ] F                     Sex:  [ ] M   [ ] F

Date of Birth __ / __ / __              Date of Birth __ / __ / __

Phone: (    )                           Annuitant's Spouse?  [ ] Yes   [ ] No
        ----  -----------------
--------------------------------------------------------------------------------
2a OWNER (If same as Annuitant, check   2b OWNER (Optional, check one.)
   here [ ]. See instructions for          [ ] Joint   [ ] Contingent
   owners on retirement plans.)

______________  ____  _______________   ______________  ____  _______________
First Name     Middle       Last        First Name     Middle       Last
_____________________________________   _____________________________________
Street Address                          Street Address
___________________  _____  _________   ___________________  _____  _________
City                 State     Zip      City                 State     Zip

SSN/TIN __ __ __ __ __ __ __ __ __      SSN/TIN __ __ __ __ __ __ __ __ __

Sex:  [ ] M   [ ] F                     Sex:  [ ] M   [ ] F

Date of Birth __ / __ / __              Date of Birth __ / __ / __

Phone: (    )                           Owner's Spouse?  [ ] Yes   [ ] No
        ----  -----------------
--------------------------------------------------------------------------------
3  BENEFICIARY (Use Special Requests    4  TYPE OF PLAN
   section or enclose a signed letter      [ ] NON-QUALIFIED  [ ] QUALIFIED
   of instruction if you need to                              (Indicate one type
   provide additional information.)                            below.)
                                        TYPE: [ ] 401(k)     [ ] SEP-IRA [ ] 457
                                              [ ] Pension/Profit Sharing
____________________________________          [ ] TSA/403(b) [ ] Keogh/HR 10
Beneficiary Name                              [ ] IRA (Check payment type/s
    [ ] Primary   [ ] Contingent                        below.)
                                        PAYMENT TYPE: (See instructions.)
____________________________________          [ ] Transfer
Beneficiary Name                                  (Attach transfer form/s.)
    [ ] Primary   [ ] Contingent              [ ] Rollover
                                              [ ] Contribution $____________
____________________________________              for tax year 199___
Beneficiary Name                                               $____________
    [ ] Primary   [ ] Contingent                  for tax year 199___
--------------------------------------------------------------------------------
7 TELEPHONE AUTHORIZATION (Owners/Owners  5  ISSUE STATE  6 INITIAL PURCHASE
  must check and initial.)                   ___________    PAYMENT
                                             ENTER THE    [ ] Amount with
  [ ] _____  [ ] _____                       STATE WHERE      application
                                             APPLICATION      $____________
By initialing, Pacific Mutual is             WAS SIGNED.  [ ] 1035 exchange/
authorized and directed to act on                             estimated transfer
telephone instructions from any                               $____________
person(s) who can furnish proper          --------------------------------------
identification.  Pacific Mutual will      8  REPLACEMENT OF ANNUITY
use reasonable procedures to confirm
that these instructions are authorized     Will the purchase of this annuity
and genuine. As long as these              replace or change any other insurance
procedures are followed, Pacific           or annuity?  [ ] Yes   [ ] No
Mutual, our affiliates, directors,         (If yes, or 1035 exchange, write
trustees, officers, employees,             insurance company name and contract
representatives and/or agents, will be     number in Special Requests section
held harmless for any claim, liability,    and attach any required state
loss or cost.                              replacement and/or transfer forms.)
--------------------------------------------------------------------------------
                     (PLEASE COMPLETE THE FOLLOWING PAGES)

----------------------------------------------------------------------------------------------------------------------------------
9       TRANSFERS (Choose only one of the four options, then     10     PRE-AUTHORIZED WITHDRAWALS  (Choose one option only, then
        frequency, start date and number of transfers below.            frequency, start date and number of transfers below.
        Contract must be issued for at least 30 days.)                  Contract must be issued for at lest 30 days.)

EARNINGS SWEEP:                                                  1  [ ] Withdraw $______ each time from the source account(s)
                                                                 indicated below.  (Will be net if not selected.)
1  [ ] Sweep previous period's earnings of either the Fixed      [ ] Net of charges             [ ] Gross of charges
Option or the Money Market account to the target account(s)
indicated below.  (Choose one source account.  If also           2  [ ] Withdraw an annual total of _____% from the source
rebalancing, only Fixed Option available.)                       account(s) indicated below.  (Will be gross if not selected.)
[ ] Fixed          [ ] Money Market                              [ ] Net of charges             [ ] Gross of charges

DOLLAR COST AVERAGING:                                           FREQUENCY: (Choose one.)
                                                                 [ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually
2  [ ] Deplete the source account in (indicate number)
__________ transfers to the target account(s) indicated          START DATE:  ___-___-___
below.  (If Fixed Option is source account, up to 100%
can be transferred over one year or more.)                       NUMBER OF WITHDRAWALS: (If option 1 or 2 selected above,
                                                                 indicate number.) ________________
3  [ ] Transfer $__________ each time from the source
account to the target account(s) indicated below.
                                                                 FEDERAL TAXES:                 SOURCE: (Choose one or more.
4  [ ] Transfer an annual total of _____% from the               [ ] Do Not Withhold            Total must equal either 100% or
source account to the target account(s) indicated below.         (If not specified, a           total $ withdrawal amount.)
                                                                 minimum 10% federal
FREQUENCY:  (Choose one.)                                        tax on non-qualified           Fixed                   __________
[ ] Monthly   [ ] Quarterly   [ ] Semi-Annually   [ ] Annually   plans, 20% on                  Money Market            __________
                                                                 qualified plans, will          Managed Bond            __________
START DATE:  ___-___-___                                         be withheld.  State            Capital Income          __________
                                                                 mandated income tax            Blue Chip               __________
NUMBER OF TRANSFERS:  (If option 1, 3 or 4 selected above,       will be withheld where         Mid-Cap Equity          __________
indicate number.) _______________                                required by law.)              Aggressive Growth       __________
                                                                                                International           __________
SOURCE:  (If option 2,    TARGET:  (Must be different than                                      [                ]      __________
3 or 4 selected above,    source.  Total must equal either
choose one.)              100% or total $ transfer amount.)
                                                                 THIRD PARTY PAYEE:
[ ] Fixed                                                        Indicate name and address of payee, if other than owner.
[ ] Money Market          Money Market          __________
[ ] Managed Bond          Managed Bond          __________       -----------------------------  --------  ------------------------
[ ] Capital Income        Capital Income        __________       First Name                      Middle            Last
[ ] Blue Chip             Blue Chip             __________
[ ] Mid-Cap Equity        Mid-Cap Equity        __________       ---------------------------------------  ------------------------
[ ] Aggressive Growth     Aggressive Growth     __________       Institution                                   Account Number
[ ] International         International         __________
[ ] [               ]     [                ]    __________       -----------------------------------------------------------------
                                                                 Street Address

                                                                 ---------------------------------  -------------  ---------------
                                                                 City                                   State           Zip
                                                                __________________________________________________________________
                                                                 11     PRE-AUTHORIZED CHECKING (Please attach a voided
                                                                        check.  To begin the plan, the first minimum installment
                                                                        must accompany this application.)

                                                                   Collect $__________ monthly by initiating automatic
                                                                   withdrawals from my account as indicated on the attached
                                                                   voided check.  Payments will be applied according to the
                                                                   allocations on this application or more current instructions, if any.

                                                                   START DATE:  ___-___-___
__________________________________________________________________________________________________________________________________

PACIFIC INNOVATIONS APPLICATION INSTRUCTIONS              [PACIFIC MUTUAL LOGO]
-------------------------------------------------------------------------------
Send this completed application, with payment or 1035 Tax-Free Exchange or Transfer of Assets form to:
Pacific Mutual Life Insurance Company, P.O. Box 100060, Pasadena, CA
91189-0060.  Our phone number is (800) 722-5558.
Our express mail address is: Pacific Mutual, C/O FCNPC, 1111 South Arroyo Parkway, 1st Floor, Pasadena, CA 91105.
-------------------------------------------------------------------------------
1     ANNUITANTS:               There are many combinations of owner and
                                annuitant registrations which may result in
2     OWNERS:                   different consequences.  For example, the death
                                of an owner/annuitant may have different
                                consequences than the death of a non-owner
                                annuitant. Joint or contingent owners and/or
                                joint annuitants cannot be named on retirement
                                plans.  For IRAs, owner and annuitant must be
                                participant.  For pension/profit sharing, 401(k)
                                and Keogh/HR10 plans, name plan as owner and
                                annuitant.  For 403(b) plans, name participant
                                as both owner and annuitant.  Use the Special
                                Requests section to clarify registrations.
                                Spousal signatures may be required for certain
                                actions in qualified plans. Consult a tax
                                adviser to properly structure qualified plans
                                and effect transfers.
-------------------------------------------------------------------------------
3     BENEFICIARY:              Beneficiaries will be joint if no boxes are
                                checked.  Joint beneficiaries will share equally
                                with the rights of survivorship.  Beneficiary
                                designations may be irrevocable.  Please use the
                                Special Requests section to indicate this
                                option.
-------------------------------------------------------------------------------
4     TYPE OF PLAN:             Transfer indicates a trustee to trustee or
                                custodian to custodian transfer only.  Rollover
                                indicates a move from a qualified plan; includes
                                moving from a qualified plan with intent to move
                                to another qualified plan at a later date.  If
                                initial payment represents both a rollover and a
                                contribution, indicate amounts for each in
                                Special Requests. Ensure the total matches the
                                check.
-------------------------------------------------------------------------------
5     ISSUE STATE:              Indicate the state where the application is
                                signed.
-------------------------------------------------------------------------------
6     INITIAL PURCHASE:         Indicate the initial purchase payment in U.S.
                                dollars.  Initial non-qualified minimum $5,000,
                                $250 subsequent; qualified minimum $2,000, $50
                                subsequent.
-------------------------------------------------------------------------------
7     TELEPHONE AUTHORIZATION:  If the Contract is jointly owned, both owners must check and initial.
-------------------------------------------------------------------------------
8     REPLACEMENT OF ANNUITY:   For 1035 exchanges/transfers, a transfer of
                                assets form must also be completed and attached.
-------------------------------------------------------------------------------
9     TRANSFERS:                Contract must be issued for at least 30 days.
                                Actual start date may occur after date elected.
                                Minimum source amount value $5,000.  Minimum
                                initial transfer amount $250.  Select target
                                accounts that are different than the source
                                account.  Target accounts must total either 100%
                                for options 1, 2 and 4 or transfer amount for
                                option 3.  Earnings sweep:  If rebalancing,
                                earnings sweep allowed only from the Fixed
                                Option.  If not rebalancing, earnings sweep
                                allowed from either the Fixed Option or the
                                Money Market.  Deplete source account:  If Fixed
                                Option is source account, up to 100% can be
                                transferred over one year or more.  Transfer
                                dollars:  Last transfer will not occur if
                                remaining balance is less than amount selected.
                                Transfer percentages:  Annual percentage will be
                                divided by the frequency selected.
-------------------------------------------------------------------------------
10    PRE-AUTHORIZED            Contract must be issued for 30 days.  Actual
      WITHDRAWALS:              start date may occur after date elected.
                                Minimum withdrawal $250.  Annual percentage will
                                be divided by the frequency selected.  Net
                                payment will equal requested withdrawal amount
                                less taxes. Gross payment will be the withdrawal
                                amount less fees, charges and taxes.  If none
                                selected, payment will be prorated from all
                                investment options. Withdrawals may be taken
                                from qualified plans if allowed.
-------------------------------------------------------------------------------
11    PRE-AUTHORIZED            Initial minimum purchase may be met over
      CHECKING:                 maximum 12 months.  The first installment must
                                accompany this application.  Monthly
                                non-qualified minimum $400, qualified minimum
                                $150.
-------------------------------------------------------------------------------
12    ANNUITY START DATE:       Annuity date cannot be prior to first Contract
                                anniversary.  For non-qualified plans, if no
                                date is chosen, annuity date is the Annuitant's
                                100 birthday.  For qualified plans, if no date
                                is chosen, annuity date is April 1 of year after
                                the Annuitant reaches age 70-1/2.
-------------------------------------------------------------------------------
13    ALLOCATION OPTIONS:       Allocations must total 100% or equal total
                                purchase payment.
-------------------------------------------------------------------------------
14    REBALANCING:              Contract must be issued for at least 30 days.
                                Actual start date may occur after date elected.
                                If no date is chosen, rebalancing will occur on
                                the first business day of the frequency selected
                                and every period after.  Variable account
                                percentages will be prorated, excluding Fixed
                                balances.  The Fixed Option may not be
                                rebalanced.  If variable account rebalancing is
                                chosen, then earnings sweep may be made only
                                from the Fixed Option and not the Money Market.
                                Additional premium to accounts other than those
                                selected on this application will not be
                                rebalanced.  To change allocations, complete a
                                new transfer form.
-------------------------------------------------------------------------------
15    SPECIAL REQUESTS:         Use this section to indicate unique
                                registrations and other special instructions.
-------------------------------------------------------------------------------
16    STATEMENT OF APPLICANT:   This section contains information about the
                                Contract, if issued.  Please read it carefully.
                                Some provisions may conflict with qualified
                                plans or with applicable laws and regulations.
-------------------------------------------------------------------------------
17    STATEMENT OF AGENT:       Your agent must complete and sign this section.

----------------------------------------------------------------------------------------------------------------------------------
12      ANNUITY START DATE (Optional, annuity date cannot        13     ALLOCATION OPTIONS  (Indicate either whole percentages
        be prior to first contract anniversary.)                        or dollars.  Total must equal either 100% or initial
                                                                        purchase payment.)
        ___-___-___
----------------------------------------------------------------  Pacific Mutual . . . . . Fixed                ________
14      REBALANCING  [ ] (Variable accounts will be rebalanced
        to the allocation percentages on this application.)       Bank of America  . . . . Money Market         ________

  FREQUENCY:  (Choose one.)                                       Scudder  . . . . . . . . Managed Bond         ________
  [ ] Quarterly     [ ] Semi-Annually     [ ] Annually
                                                                  Bank of America  . . . . Capital Income       ________
  START DATE:  ___-___-___
----------------------------------------------------------------  Bank of America  . . . . Blue Chip            ________
15      SPECIAL REQUESTS
                                                                  Bank of America  . . . . Mid-Cap Equity       ________

                                                                  Wellington . . . . . . . Aggressive Growth    ________

                                                                  Bank of America  . . . . International        ________

                                                                  [              ] . . . . [              ]     ________
----------------------------------------------------------------------------------------------------------------------------------

16      STATEMENT OF APPLICANT

I BELIEVE THIS CONTRACT WILL MEET MY FINANCIAL OBJECTIVES. I UNDERSTAND THAT CONTRACT VALUES MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS. CONTRACT VALUES UNDER THE VARIABLE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED.

I have received prospectuses. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Mutual. I acknowledge that corrections to my Contract may be made from the application. My acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common.

THE COMPANY IS REQUIRED TO PROVIDE TO THE OWNER, WITHIN REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CONTRACT. Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement containing any false, incomplete, or misleading information may be guilty of a crime and such person may be subject to criminal and civil penalties. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

MY SIGNATURE CERTIFIES, UNDER PENALTY OF PERJURY, THAT THE TAXPAYER IDENTIFICATION NUMBER PROVIDED IS CORRECT. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: I AM EXEMPT; OR I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING RESULTING FROM FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR I HAVE BEEN NOTIFIED THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. (STRIKE OUT THE PRECEDING SENTENCE IF SUBJECT TO BACKUP WITHHOLDING.) THE IRS DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.




-----------------------------------------------         -------------------------------------   --------------------
Owner Signature (if different from Annuitant)           Annuitant Signature                     Date

-----------------------------------------------         -------------------------------------   --------------------
Joint/Contingent Owner Signature                        Joint/Contingent Annuitant Signature    Date
---------------------------------------------------------------------------------------------------------------------------------

17      STATEMENT OF AGENT

Will this Contract change any existing life insurance or annuity in this or any
other company?          [ ] Yes         [ ] No
If yes, explain in Special Requests section. I certify that I am authorized and qualified to discuss this Contract.


---------------------------  -----------------------------  --------------------
Agent Full Name (Print)      Agent Signature                Agent SSN (Required)

(     )
---------------------------  -----------------------------
Agent Phone Number           Financial Institution Name
--------------------------------------------------------------------------------